Exhibit 99.1
News

Investor and Media Contact:
Peggy Reilly Tharp, Caleres
(314) 854-4134, ptharp@caleres.com

Caleres Reports First Quarter 2017 Results
Sales up 8.0%, gross margin up +50 basis points
Company maintains fiscal 2017 guidance

ST. LOUIS, May 25, 2017 - Caleres (NYSE: CAL, caleres.com), a diverse portfolio of global footwear brands which fit people’s lives, today reported first quarter 2017 financial results.

“Our first quarter results - including 8.0% sales growth and more than 50 basis points of gross margin improvement - provided a solid start to the year, despite the continued tough retail environment,” said Diane Sullivan, CEO, president and chairman of Caleres. “We are pleased with the performance of our Allen Edmonds acquisition, the success of our integration to date, and with our continued shift toward more balanced earnings contribution from both Famous Footwear and Brand Portfolio. And although retail continues to rapidly and significantly evolve, we remain on track for 2017.”

First Quarter 2017 Results Versus 2016
Consolidated sales of $631.5 million were up 8.0%, including $42.5 million of Allen Edmonds sales

•	Famous Footwear total sales of $366.5 million, up 0.5%

–	Same-store-sales down 0.6%

–	Famous.com sales increased 25.7% to 5.7% of sales

•	Brand Portfolio sales of $265.0 million were up 20.4% including contribution from Allen Edmonds, which was acquired in December of 2016

–	Organic growth of 1.1%

–	Ecommerce was up 56.3% and represented 25.8% of sales

Gross profit of $270.9 million was up 9.3%

•
Gross margin of 42.9% was up 52 basis points, while adjusted gross margin of 43.4% was up 100 basis points, excluding $3.0 million of expected fair value inventory adjustment amortization related to the Allen Edmonds acquisition

–	Famous Footwear gross margin of 45.8% was down 51 basis points, primarily reflecting increased shipping expense related to continued sales growth at famous.com

–
Brand Portfolio gross margin of 38.9% was up 301 basis points, while adjusted gross margin of 40.1% was up 415 basis points with contributions from both Healthy Living and Contemporary Fashion, including Allen Edmonds

SG&A expense of $244.1 million was up 11.4%

•
Famous Footwear SG&A expense was up 3.1%, primarily due to increased rent and facilities expenses related to higher door count and increased depreciation related to the ramp up of the Lebanon, Tennessee distribution center expansion

•	Brand Portfolio SG&A expense was flat, excluding Allen Edmonds

Operating earnings of $25.7 million, with adjusted operating earnings of $29.9 million

•	Famous Footwear operating earnings of $20.3 million

•	Brand Portfolio operating earnings of $13.3 million, with adjusted operating earnings of $17.2 million

Operating margin of 4.1%, while adjusted operating margin of 4.7% was down 19 basis points

•	Famous Footwear operating margin of 5.5% was down 153 basis points

•
Brand Portfolio operating margin of 5.0% was up 65 basis points, while adjusted operating margin of 6.5% was up 211 basis points with contributions from both Healthy Living and Contemporary Fashion, including Allen Edmonds

Net earnings of $14.9 million included $2.5 million after-tax of expected charges related to the acquisition, integration and reorganization of men’s brands, while adjusted net earnings of $17.4 million were down 2.0%

•	Diluted earnings per share of $0.35 included $0.05 of expected charges related to the acquisition, integration and reorganization of men’s brands, while adjusted diluted earnings per share were $0.40

Balance sheet and cash flow

•	Cash and equivalents of $71.8 million were up 29.8% from $55.3 million at the end of 2016

•	Cash from operations of $65.4 million was up slightly year-over-year

•	Borrowings against the revolving credit facility of $85 million - associated with the December 2016 acquisition of Allen Edmonds - were down 22.7% from $110 million at the end of 2016

•	Inventory of $565.1 million was down 3.5% from $585.8 million at the end of 2016

•	Capital expenditures of $12.4 million were down 32.0% year-over-year

Shareholder distributions

•	Repurchased 225,000 shares of CAL common stock for a total of $6.0 million

•	Declared 377th consecutive quarterly dividend, with $0.07 per share payable on July 1, 2017, to shareholders of record as of June 17, 2017

“We’re pleased with our performance in the first quarter, as we reported sales growth of 8.0% and adjusted gross margin improvement of 100 basis points, while delivering $0.40 of adjusted earnings per share,” said Ken Hannah, chief financial officer of Caleres.  “We also ended the quarter with cash and equivalents up 29.8% from the end of 2016, even as we paid down another $25 million of our revolver borrowings related to our Allen Edmonds acquisition. We expect to pay off the remainder of this amount by the end of the year.”

Outlook for 2017 all including Allen Edmonds

Consolidated net sales	$2.7B to $2.8B
Famous Footwear same-store-sales	Up low-single digits
Brand Portfolio sales	Up high-teens
Gross margin	Up 45 to 55 bps
SG&A as a percent of revenue	Up 30 to 40 bps
Effective tax rate	31% to 33%
Adjusted earnings per diluted share	$2.10 to $2.20

Investor Conference Call
Caleres will host an investor conference call at 4:45 p.m. ET today, Thursday, May 25, 2017. The webcast and slides will be available at investor.caleres.com/news/events. A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 21000361. A replay will be available at investor.caleres.com/news/events/archive for a limited period. Investors may also access the replay by dialing(855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 21000361 through Thursday, June 8, 2017.

Definitions
All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Caleres, Inc. and diluted earnings per common share attributable to Caleres, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Non-GAAP Financial Measures
In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings, net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) rapidly changing fashion trends and purchasing patterns; (iii) intense competition within the footwear industry; (iv) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (v) the ability to accurately forecast sales and manage inventory levels; (vi) cybersecurity threats or other major disruption to the Company’s information technology systems; (vii) transitional challenges with acquisitions; (viii) customer concentration and increased consolidation in the retail industry; (ix) a disruption in the Company’s distribution centers; (x) the ability to recruit and retain senior management and other key associates; (xi) foreign currency fluctuations; (xii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; (xiii) the ability to secure/exit leases on favorable terms; (xiv) the ability to maintain relationships with current suppliers; (xv) the ability to attract, retain and maintain good relationships with licensors and protect intellectual property rights; and (xvi) changes to tax laws, policies and treaties. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended January 28, 2017, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

# # #

About Caleres
Caleres is a diverse portfolio of global footwear brands.  Our products are available virtually everywhere - in the over 1,200 retail stores we operate, in hundreds of major department and specialty stores, on our branded e-commerce sites, and on many additional third-party retail websites. Famous Footwear and Famous.com serve as our Family brands. Our Contemporary Fashion brands include Sam Edelman, Allen Edmonds, Franco Sarto, Vince, Via Spiga, George Brown Bilt, Diane von Furstenberg, Fergie Footwear and Carlos Santana. Naturalizer, Dr. Scholl's Shoes, LifeStride, Bzees and Ryka represent our Healthy Living brands. Combined, these brands help make Caleres a company with both a legacy and a mission.  Our legacy is our more than 130-years of craftsmanship, our passion for fit and our business savvy, while our mission is to continue to inspire people to feel good…feet first.  Visit caleres.com to learn more about us.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	(Unaudited)
	Thirteen Weeks Ended
(Thousands, except per share data)	April 29, 2017	April 30, 2016
Net sales	$631,509	$584,733
Cost of goods sold	360,601	336,940
Gross profit	270,908	247,793
Selling and administrative expenses	244,075	219,050
Restructuring and other special charges, net	1,108	—
Operating earnings	25,725	28,743
Interest expense	(5,044)	(3,610)
Interest income	235	247
Earnings before income taxes	20,916	25,380
Income tax provision	(6,032)	(7,502)
Net earnings	14,884	17,878
Net (loss) earnings attributable to noncontrolling interests	(18)	96
Net earnings attributable to Caleres, Inc.	$14,902	$17,782

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.35	$0.41

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.35	$0.41

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	April 29, 2017	April 30, 2016	January 28, 2017
(Thousands)
ASSETS
Cash and cash equivalents	$71,816	$149,534	$55,332
Receivables, net	107,021	116,961	153,121
Inventories, net	565,051	487,876	585,764
Prepaid expenses and other current assets	38,318	39,809	49,528
Total current assets	782,206	794,180	843,745

Property and equipment, net	217,854	185,586	219,196
Goodwill and intangible assets, net	342,208	129,979	343,758
Other assets	67,289	116,347	68,574
Total assets	$1,409,557	$1,226,092	$1,475,273

LIABILITIES AND EQUITY
Borrowings under revolving credit agreement	$85,000	$—	$110,000
Trade accounts payable	225,032	189,154	266,370
Other accrued expenses	146,315	125,405	151,225
Total current liabilities	456,347	314,559	527,595

Long-term debt	197,118	196,659	197,003
Deferred rent	50,881	46,728	51,124
Other liabilities	83,478	60,169	85,065
Total other liabilities	331,477	303,556	333,192

Total Caleres, Inc. shareholders’ equity	620,387	606,879	613,117
Noncontrolling interests	1,346	1,098	1,369
Total equity	621,733	607,977	614,486
Total liabilities and equity	$1,409,557	$1,226,092	$1,475,273

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Thirteen Weeks Ended
(Thousands)	April 29, 2017	April 30, 2016
OPERATING ACTIVITIES:
Net cash provided by operating activities	$65,384	$65,160

INVESTING ACTIVITIES:
Purchases of property and equipment	(10,978)	(16,367)
Capitalized software	(1,390)	(1,820)
Net cash used for investing activities	(12,368)	(18,187)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	195,000	103,000
Repayments under revolving credit agreement	(220,000)	(103,000)
Dividends paid	(3,025)	(3,068)
Acquisition of treasury stock	(5,993)	(12,130)
Issuance of common stock under share-based plans, net	(2,422)	(4,149)
Excess tax benefit related to share-based plans	—	3,163
Net cash used for financing activities	(36,440)	(16,184)
Effect of exchange rate changes on cash and cash equivalents	(92)	594
Increase in cash and cash equivalents	16,484	31,383
Cash and cash equivalents at beginning of period	55,332	118,151
Cash and cash equivalents at end of period	$71,816	$149,534

SCHEDULE 4

CALERES, INC.
RECONCILIATION OF NET EARNINGS AND DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Thirteen Weeks Ended
	April 29, 2017			April 30, 2016
(Thousands, except per share data)	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share	Pre-Tax Impact of Charges/Other Items	Net Earnings Attributable to Caleres, Inc.	Diluted Earnings Per Share

GAAP earnings		$14,902	$0.35		$17,782	$0.41

Charges/other items:
Acquisition, integration and reorganization of men's brands	$4,137	2,528	0.05	$—	—	—
Total charges/other items	$4,137	$2,528	$0.05	$—	$—	$—
Adjusted earnings		$17,430	$0.40		$17,782	$0.41

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

SUMMARY FINANCIAL RESULTS

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Other		Consolidated
(Thousands)	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016
Net sales	$366,494	$364,596	$265,015	$220,137	$—	$—	$631,509	$584,733
Gross profit	$167,690	$168,679	$103,218	$79,114	$—	$—	$270,908	$247,793
Adjusted gross profit	$167,690	$168,679	$106,247	$79,114	$—	$—	$273,937	$247,793
Gross profit rate	45.8%	46.3%	38.9%	35.9%	—%	—%	42.9%	42.4%
Adjusted gross profit rate	45.8%	46.3%	40.1%	35.9%	—%	—%	43.4%	42.4%
Operating earnings (loss)	$20,279	$25,753	$13,314	$9,623	$(7,868)	$(6,633)	$25,725	$28,743
Adjusted operating earnings (loss)	$20,279	$25,753	$17,189	$9,623	$(7,606)	$(6,633)	$29,862	$28,743
Operating earnings %	5.5%	7.1%	5.0%	4.4%	—%	—%	4.1%	4.9%
Adjusted operating earnings %	5.5%	7.1%	6.5%	4.4%	—%	—%	4.7%	4.9%
Same-store sales % (on a 13-week basis) (1)	(0.6)%	1.0%	2.3%	(1.7)%	—%	—%	—%	—%
Number of stores	1,052	1,043	233	168	—	—	1,285	1,211

RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Other		Consolidated
(Thousands)	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016
Gross profit	$167,690	$168,679	$103,218	$79,114	$—	$—	$270,908	$247,793
Charges/Other Items:
Acquisition, integration and reorganization of men's brands	—	—	3,029	—	—	—	3,029	—
Total charges/other items	—	—	3,029	—	—	—	3,029	—
Adjusted gross profit	$167,690	$168,679	$106,247	$79,114	$—	$—	$273,937	$247,793
Operating earnings (loss)	$20,279	$25,753	$13,314	$9,623	$(7,868)	$(6,633)	$25,725	$28,743
Charges/Other Items:
Acquisition, integration and reorganization of men's brands	—	—	3,875	—	262	—	4,137	—
Total charges/other items	—	—	3,875	—	262	—	4,137	—
Adjusted operating earnings (loss)	$20,279	$25,753	$17,189	$9,623	$(7,606)	$(6,633)	$29,862	$28,743
(1) Excludes sales from Allen Edmonds

SCHEDULE 6

CALERES, INC.
BASIC AND DILUTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
(Thousands, except per share data)	April 29, 2017	April 30, 2016

Net earnings attributable to Caleres, Inc.:
Net earnings	$14,884	$17,878
Net loss (earnings) attributable to noncontrolling interests	18	(96)
Net earnings attributable to Caleres, Inc.	14,902	17,782
Net earnings allocated to participating securities	(408)	(486)
Net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$14,494	$17,296

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	41,832	42,433
Dilutive effect of share-based awards	169	163
Diluted common shares attributable to Caleres, Inc.	42,001	42,596

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.35	$0.41

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.35	$0.41

SCHEDULE 7

CALERES, INC.
BASIC AND DILUTED ADJUSTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
(Thousands, except per share data)	April 29, 2017	April 30, 2016

Adjusted net earnings attributable to Caleres, Inc.:
Adjusted net earnings	$17,430	$17,878
Net loss (earnings) attributable to noncontrolling interests	18	(96)
Adjusted net earnings attributable to Caleres, Inc.	17,448	17,782
Net earnings allocated to participating securities	(477)	(486)
Adjusted net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$16,971	$17,296

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	41,832	42,433
Dilutive effect of share-based awards	169	163
Diluted common shares attributable to Caleres, Inc.	42,001	42,596

Basic adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.41	$0.41

Diluted adjusted earnings per common share attributable to Caleres, Inc. shareholders	$0.40	$0.41